UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              SEPTEMBER 24, 1999


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                  9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia


ITEM 5. OTHER EVENTS.

The Board of Directors of F&M National Corporation (the
"Company"), approved amendment of Article III of the Company's
Articles of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 30,900,000. The text of the amended Article III follows:

   "The total number of shares of capital stock which the Corporation shall be authorized to issue shall be 35,900,000 shares consisting of 30,900,000 shares of Common Stock of the par value of $2.00 per share and 5,000,000 shares of Preferred Stock without par value. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article III, to provide for the issuance of shares of preferred stock in one or more series and to fix and determine the relative rights and preference of the shares of any series so established."

The foregoing amendment was adopted on August 11, 1999, by the Corporation's Board without shareholder approval pursuant to
Section 13.1-706(3) of the Virginia Stock Corporation Act. The Corporation has one class of capital stock outstanding, and shareholder action on the amendment was not required. The amendment was effective September 24, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CFO


DATE:  October 4, 1999